                                                            EXHIBIT 10.30

                          RESIGNATION AND RELEASE AGREEMENT

          This Resignation and Release Agreement (hereinafter the
"Agreement") is entered into by and between Robert O. Wienke ("Employee") and The Loewen Group Inc. ("TLG") and Loewen Group International, Inc. ("LGII") (hereinafter, TLG and LGII shall be collectively referred to as "Loewen").

                                      WITNESSETH

          WHEREAS, Employee currently is employed by Loewen in the capacity of Senior Vice President, Law and General Counsel and currently serves as a member of the Board of Directors of LGII; and

          WHEREAS, Employee and Loewen desire to enter into this Agreement to resolve all matters and issues existing between them, without incurring the costs associated with litigation; and

          WHEREAS, nothing contained in this Agreement is intended in any manner to be an admission of liability on the part of Loewen or any of its past or present employees, officers, or directors;

          NOW THEREFORE, for and in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound do hereby agree as follows:

          1. RESIGNATION. Employee agrees to resign from his position of Senior Vice President, Law and General Counsel of Loewen and to resign from his membership on the Board of Directors of LGII. The effective dates of such resignations shall be June 30, 1996. Employee will continue to receive through June 30, 1996, all of the compensation and benefits now received by Employee.

          2. CONTINUATION OF EMPLOYMENT. Loewen and Employee agree that, notwithstanding the resignations outlined in paragraph 1, Employee will continue in Loewen's employment until June 30, 2000, at which time his employment will terminate. Between the effective date of the resignations referred to in paragraph 1 and June 30, 2000, Employee shall provide and stand ready to provide consulting, advisory, and legal services, similar to and consistent with the nature of services provided as Senior Vice President of Law and General Counsel, from time to time upon the request of, and at the direction of, Loewen, on a basis not to exceed 40 hours per month at places and times mutually convenient to Employee and Loewen. During this continuation of employment until June 30, 2000, Employee shall be free to accept other employment, on a temporary, part-time, or full-time basis, with entities that do not compete with Loewen or to engage in the private practice of law full-time or part-time. As compensation, regardless of whether Loewen requests or directs Employee to perform any consulting, advisory, and legal services work, Employee shall be paid at the rate of $16,666 per month, with the first payment due on June 30, 1996 (or on the date which is two business days after the date on which the Agreement becomes effective and enforceable under paragraph 19, whichever date is later), and the final payment due on May 30, 2000. These monthly payments shall be subject to applicable withholding taxes.

          3. DEATH OR DISABILITY OF EMPLOYEE. If Employee shall become disabled or die before completion of the payments required pursuant to paragraph 2 hereof, the Company will make such payments, at the time and in the manner specified in paragraph 2, to Employee or to the benefit of the person or person designated in writing by Employee to the Company, or if

Employee fails to so designate any person or shall have revoked all such designations, to the executors or administrators of Employee's estate.

          4. RELEASE OF ALL CLAIMS. Employee, for himself, his agents, attorneys, heirs, administrators, executors and assigns, and anyone acting or claiming on his or their joint or several behalf, hereby releases, forever discharges, and covenants never to sue Loewen, its employees and former employees, officers, directors, stockholders, agents, affiliates, subsidiaries, parent and subsidiary corporations, successors and assigns, from and on any and all claims, causes of action, demands, damages, costs, expenses, liabilities or other losses whatsoever that in any way arise from, grow out of or are related to any aspect of Employee's dealings and relationship with Loewen, including but not limited to any matter related to his employment with Loewen prior to June 30, 1996, the change in status thereof as of June 30, 1996 (as specified in paragraph 1), and rights or claims arising under the Age Discrimination in Employment act and the Older Workers Benefit Protection Act (42 U.S.C. Sections 621 ET SEQ.), the Employee Retirement Income Security Act (29 U.S.C. Sections 301 ET SEQ.), and any other federal, state or other governmental law, administrative regulation, or common law doctrine.

          5. RELEASE OF ALL CLAIMS. Loewen, for itself, its agents, attorneys, parent and subsidiary corporations, successors, affiliates, directors, officers, agents, stockholders, employees and former employees and assigns, and anyone acting or claiming on it or their joint or several behalf, hereby releases, forever discharges, and covenants never to sue Employee, his agents, attorneys, heirs, administrators, executors, successors and assigns, from and on any and all claims, causes of action, demands, damages, costs, expenses, liabilities or other losses whatsoever that in any way arise from, grow out of or are related to any aspect of Employee's dealings and relationship with Loewen, including but not limited to any matter related to his employment with Loewen prior to June 30, 1996, the change in status thereof as of June 30, 1996 (as specified in paragraph 1), and any other federal, state or other governmental law, administrative regulation, or common law doctrine.

          6. REEMPLOYMENT OR FUTURE ASSOCIATION. Employee hereby agrees that, after the termination of his employment in accordance with paragraph 2, on June 30, 2000, he shall not seek reinstatement or apply for future employment with Loewen or any of its affiliates or subsidiaries, and that neither Loewen nor any of its affiliates shall be obligated to consider Employee for employment.

          7. CONFIDENTIALITY. Employee agrees that the existence, terms, and conditions of this Agreement, (other than the fact that Employee is continuing as an employee and advisor to Loewen for the term hereof) and any and all underlying communications and negotiations in connection with or leading to this Agreement, are confidential and that he will not disclose any such matters to any individual or entity without the prior written consent of Loewen; provided, however, that disclosures by Employee regarding the existence, terms and conditions of this Agreement may be made to Employee's attorneys, accountants, and advisors for personal and tax purposes, and also to the extent required by a final and binding court order or other compulsory process. Upon Employee's receipt of any order, subpoena or other compulsory process demanding production or disclosure of this Agreement or of any of the terms of this agreement, Employee agrees to promptly notify Loewen in writing of the requested disclosure, including the proposed date of the disclosure, the reason for the requested disclosure and the identity of the individual or entity requesting the disclosure, if possible, no later than ten business days prior to the date that such disclosure is to be made. Employee agrees not to oppose any action that Loewen might take with respect to any such request or demand for production or disclosure. In the event of a disclosure by Employee in violation of the terms of this Agreement, Loewen shall have, in addition to any claims for damages, the right to seek injunctive relief or specific performance of this Agreement to prevent any continuing or future breach of the confidentiality provision of this Agreement. Employee agrees that the obligations of this paragraph shall be binding upon his agents and representatives, including his attorneys.

          8. NONDISPARAGEMENT. Employee and Loewen agree that neither Employee nor Executive Management of Loewen shall discuss in a disparaging or defamatory manner any aspect of Employee's employment with Loewen. Employee agrees not to discuss with any third parties, in a disparaging or defamatory manner, any of Loewen's employees, or any aspect of Loewen's or Employee's business. The parties also agree that, if Loewen decides to issue a press release regarding Employee's change in status, as stated in paragraphs 1 and 2, such press release will take the form of that attached as Exhibit A. The parties further agree that Loewen will provide to prospective employers seeking references regarding Employee the reference letter attached as Exhibit B. Finally, the parties agree that Employee, and Loewen to the extent that it so desires, may disseminate the notice attached as Exhibit C.

          9. FUTURE COOPERATION. Employee agrees to fully and completely cooperate with Loewen with respect to any litigation that is pending against Loewen and any claim or action that may be filed against Loewen in the future. This cooperation shall include making himself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal proceeding, and providing advice to Loewen in preparing defenses to any pending or potential future claims against Loewen.

          10. INDEMNITY. Loewen agrees to advance the cost of defense against and, to the extent allowed by Delaware law, to indemnify Employee and hold him harmless against any reasonable costs, reasonable expenses including attorneys' fees, judgments, or damages incurred by Employee in respect of any suit or action brought against Employee or Loewen or any affiliate by virtue of Employee's position as having been an Officer or Director of Loewen including but not limited to (i) any shareholder class action suits or shareholder derivative actions or suits, or (ii) other actions or suits against Loewen or Employee in which Employee is additionally joined or threatened to be joined as a Defendant by virtue of Employee's position as having been an Officer or Director of Loewen or (iii) any action or suit by any third party in which Employee may be a witness or potential witness. Pursuant to and as part of this indemnity, Loewen will use its active and good faith efforts to cause Employee to enjoy coverage under Loewen's Directors' and Officers' Liability Insurance or Executive Protection Policy, and participate in all rights of indemnity or advance of expenses made available to Officers or Directors of Loewen.

          This indemnity will not extend to include (i) any action or inaction by Employee of which Loewen was unaware and which constitutes willful misconduct by Employee or which, if Loewen was aware of such willful misconduct, the same had not been approved by Loewen; (ii) any action or inaction by Employee occurring outside of the dates of his employment with Loewen; and (iii) any indemnification not permitted by Delaware law.

          11. MEDICAL BENEFITS. Loewen agrees that, during Employee's employment with Loewen as provided in paragraph 2, it shall provide Employee and his family with full medical insurance benefit coverage based upon Employee's most recent election of coverage prior to the execution of the Agreement. Loewen will provide such medical insurance benefit coverage to Employee at the same cost that Employee incurred prior to execution of the Agreement. The medical insurance benefit coverage shall continue until (i) Employee has commenced full-time employment with another party who will provide Employee with comparable and similar medical coverage for himself and his family at comparable cost and (ii) any "pre-existing conditions" exceptions to such new medical coverage for cancer or other conditions have been eliminated. The parties understand that any such new employment that would otherwise be considered "full-time" shall not be considered less than "full-time" simply because of Employee's ongoing responsibilities to provide Loewen with consulting, advisory, and legal services pursuant to this Agreement.

          12. REIMBURSEMENT FOR RELOCATION EXPENSES. Loewen will reimburse Employee in the amount of $136,000 for real estate brokerage costs incurred by Employee in connection with his move to Cincinnati. This payment will by made on or before July 9, 1996, provided that the Agreement has become effective and enforceable under paragraph 19; otherwise, the payment will be made within two business days of the date the Agreement does become effective and enforceable under paragraph 19.

          13. FORGIVENESS OF LOAN. Loewen hereby forgives, releases and discharges any and all Employee's obligations under a certain $25,000 unsecured demand promissory note that Employee provided to Loewen in connection with a loan to cover Employee's relocation costs associated with his move to Cincinnati.

          14. REIMBURSEMENT INTEREST PAYMENT. Loewen will reimburse Employee in the amount of $16,000 for interest on indebtedness incurred by Employee in connection with his relocation to Cincinnati. This payment will be made on or before July 9, 1996, provided that the Agreement has become effective and enforceable under paragraph 19; otherwise, the payment will be made within two business days of the date the Agreement does become effective and enforceable under paragraph 19.

          15. OUTPLACEMENT SERVICES. Loewen will pay for the following outplacement services from April 1, 1996 through September 30, 1996 upon presentation of bills by Employee:

               a. Secretarial services provided by an outside entity, including telephone, postage, etc., up to $2,000 per month.

               b.   Consultant:  Roy Gillespie up to $1,000 per month.

               c. Office expenses provided by an outside entity, up to $1,000 per month.

               d. Additional expenses for additional employment consultants, employment and legal seminars including travel expenses to said seminars up to $2,000 per month.

Any shortfall below the above monthly limits for each category will be added on a cumulative basis to subsequent months' limits for the corresponding categories. In addition, Loewen will provide Employee voice mail facilities in its Covington, KY headquarters during the term of his employment as specified in paragraph 2.

          16. STOCK OPTIONS. Employee's Option Agreement with TLG, dated December 13, 1994, shall continue in full force and effect, and the Options, as defined in the Option Agreement, shall continue to be exercisable by Employee, on the schedule set forth in the Option Agreement; provided, however, Employee and Loewen further hereby agree, and the Option Agreement is hereby amended to reflect, that the Option Agreement shall terminate 45 days after

June 30, 2000.

          17. MEIPS. Employee's Investment Option Agreement, dated June 15, 1994, shall continue in full force and effect, and accordingly on June 15, 1996, an additional 21,000 units shall vest to Employee's benefit, resulting in a total of 42,000 units vested to Employee's benefit as of June 15, 1996, of participation in the TLG 1994 Management Equity Investment Plan provided, however, Employee and Loewen further hereby agree, and the Investment Option Agreement is hereby amended to reflect, that no additional units of participation in the Management Equity Investment Plan shall vest after June 30, 1996.

          18. GOOD FAITH AND NONCOMPETITION OBLIGATION. In the course of his duties pursuant to this Agreement, Employee agrees to do all reasonable things to promote and foster the best interests and good will of Loewen and its business. At no time during the term of this Agreement shall Employee, directly or indirectly, engage in any business activity that competes with Loewen or its current business. Both parties reciprocally agree that an express obligation and duty of good faith shall apply to each party as to all aspects of this Agreement.

          19. ACKNOWLEDGEMENT. Employee acknowledges receipt of the original of this agreement on June 28, 1996. Employee acknowledges and agrees that the Agreement provides him with compensation and other benefits to which he otherwise would not be entitled. Employee further acknowledges and understands that he shall have a period of 21 days from the date on which he received the Agreement to consider and decide whether to accept and sign the Agreement. He further acknowledges and understands that, while it is his right to accept and sign the Agreement during the 21 day period, he is under no obligation to do so. Should Employee decide to accept and sign the Agreement, (a) he shall have the right to revoke the agreement within seven days following the date on which he signed it and (b) the Agreement shall not become effective or enforceable until such seven day period has expired without revocation.

          20. NO ADMISSION OF LIABILITY. The parties hereby acknowledge and agree that neither Loewen nor its officers, agents, or employees, by providing the financial and other consideration described above and by entering into this Agreement, has admitted to any unlawful conduct or liability to Employee.

          21. VOLUNTARY EXECUTION. Employee hereby acknowledges that he is executing this Agreement voluntarily and of his own free will and that he fully understands the terms of this Agreement. Employee acknowledges that he has reviewed this Agreement fully and discussed its terms with his Legal counsel prior to its execution.

          22. CONTROLLING LAW. This Agreement shall be construed under and governed by the laws of Kentucky.

          23. NO ASSIGNMENT OF CLAIMS. Employee hereby represents and warrants that he has not previously assigned or purported to assign or transfer to any person or entity any of the claims or causes of action herein released.

          24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Employee and Loewen with respect to the subject matter of this Agreement, and there are no other written or oral agreements, understandings, or arrangements except as set forth herein. The terms of this agreement may not be modified or waived except in writing signed by the parties hereto. The invalidation of any provision contained in this Agreement shall not affect the validity of any other provision.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in counterpart originals or otherwise, in the presence of competent witnesses as of the dates set forth below.


                                        THE LOEWEN GROUP, INC.

                                        By: /s/ Timothy R. Hogenkamp
                                            ---------------------------------

/s/ Stephanie Tuerck                    Its: Timothy R. Hogenkamp
---------------------------                  --------------------------------
Witness

Date:  7/8/96                           Date:  7/8/96
     ----------------------                   -------------------------------

                                        LOEWEN GROUP INTERNATIONAL, INC.

                                        By:  /s/ Timothy R. Hogenkamp
/s/ Stephanie Tuerck                         --------------------------------
---------------------------
Witness                                 Its: Timothy R. Hogenkamp
                                             --------------------------------

Date:                                   Date:  7/17/96
     ---------------------                   --------------------------------

                                        ROBERT O. WIENKE

/s/ Eumie Kang
-----------------------------
Witness
                                        /s/ Robert O. Wienke
                                        -------------------------------------
Date:    6/28/96
     ------------------------
                                        Date:  June 28, 1996
                                              -------------------------------